As filed with the Securities and Exchange Commission on April 27, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	98-1591717
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2023 Equity Incentive Plan

(Full Title of the Plan)

Keyvan Samini

President and Chief Financial Officer

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Raymond Lee, Esq.

Laurie L. Green, Esq.

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, CA 92612

(949) 732-6510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Mobix Labs, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 343,112 shares (the “Additional Shares”) of the Registrant’s Class A common stock, par value $0.00001 per share (“Class A Common Stock”), that may be issued pursuant to the Registrant’s 2023 Equity Incentive Plan (the “Plan”). The Plan includes an “evergreen” provision pursuant to which the number of shares available for issuance under the Plan automatically increases on January 1 of each year during the term of the Plan by an amount equal to the lesser of (A) 5% of the outstanding shares of Class A Common Stock on such date and (B) a number of shares of Class A Common Stock determined by the Board.

The Registrant previously registered shares of Class A Common Stock related to the Plan on the registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024 (File No. 333- 278709) and March 28, 2025 (File No. 333-286200) (the “Prior Registration Statements”). Pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering the Additional Shares under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K and any amendments on Form 10-K/A for the year ended September 30, 2025 (filed on January 13, 2026 and January 28, 2026);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended December 31, 2025, filed on February 12, 2026.

(c)	The Registrant’s Current Reports on Form 8-K, filed on October 21, 2025, October 30, 2025, January 6, 2026, January 7, 2026, March 3, 2026, March 25, 2026, April 3, 2026, and April 9, 2026;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 6, 2026; and

(e)	Form 8-A filed on July 15, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed thereafter for the purpose of updating such description, including Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2024.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

(a) Exhibits.

Exhibit No.	Description

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.3	Amendment to the Warrant Agreement, dated December 21, 2023, by and between Chavant Capital Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.4	Form of Series A Common Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
4.5	Form of Series B Common Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
4.6	Form of Placement Agent Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Greenberg Traurig, LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Mobix Labs, Inc. 2023 Equity Incentive Plan and related forms of award agreements (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 28, 2023).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 27, 2026.

Mobix Labs, Inc.

By:	/s/ Philip Sansone
Name:	Philip Sansone
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Sansone and Keyvan Samini, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Sansone	Chairman and Chief Executive Officer	April 27, 2026
Philip Sansone	(Principal Executive Officer)

/s/ Keyvan Samini	President and Chief Financial Officer	April 27, 2026
Keyvan Samini	(Principal Financial and Accounting Officer)

/s/ James Peterson	Director	April 27, 2026
James Peterson

/s/ David Aldrich	Director	April 27, 2026
David Aldrich

/s/ Kurt Busch	Director	April 27, 2026
Kurt Busch

/s/ William Carpou	Director	April 27, 2026
William Carpou

/s/ Frederick Goerner	Director	April 27, 2026
Frederick Goerner

/s/ Michael Long	Director	April 27, 2026
Michael Long